Exhibit 99.1

Global Brokerage, Inc. Announces Fourth Quarter 2016 Results

Fourth Quarter 2016 Highlights & Updates:

•	U.S. GAAP net revenues from continuing operations of $80.6 million

•	U.S. GAAP net income attributable to Global Brokerage, Inc. from continuing operations of $10.7 million or $1.91 per diluted share, including a $6.4 million gain on derivative liability

•	U.S. GAAP net revenues from discontinued operations of $8.7 million

•	U.S. GAAP net loss attributable to Global Brokerage, Inc. from discontinued operations of $11.1 million or $1.97 per diluted share

•	Adjusted EBITDA from continuing and discontinued operations of $30.8 million

•	Strong combined operating cash position of $226.2 million at December 31, 2016

•	In March 2017, repaid $30.0 million on the Leucadia Credit Agreement leaving $128.0 million outstanding

NEW YORK—March, 20, 2017—Global Brokerage, Inc. (NASDAQ:GLBR), today announced for the quarter ended December 31, 2016, U.S. GAAP trading revenue from continuing operations of $79.5 million, compared to $65.4 million for the quarter ended December 31, 2015. U.S. GAAP net income attributable to Global Brokerage, Inc. from continuing operations was $10.7 million (including a $6.4 million gain on derivative liabilities) for the quarter ended December 31, 2016, or $1.91 per diluted share, compared to U.S. GAAP net loss attributable to Global Brokerage, Inc. from continuing operations of $85.7 million (including a $99.9 million loss on derivative liabilities), or $15.75 per diluted share, for the quarter ended December 31, 2015.

For the twelve months ended December 31, 2016, U.S. GAAP trading revenue from continuing operations was $276.0 million, compared to $250.0 million for the twelve months ended December 31, 2015.  U.S. GAAP net income attributable to Global Brokerage, Inc. from continuing operations was $96.7 million for the twelve months ended December 31, 2016 or $17.24 per diluted share (including a $206.8 million net gain on derivative liabilities), compared to U.S. GAAP net loss attributable to Global Brokerage, Inc. from continuing operations of $513.6 million (including a $354.7 million loss on derivative liabilities), or $100.96 per diluted share, for the twelve months ended December 31, 2015.

The net gain/loss on derivative liabilities consists of non-cash changes in the value of embedded derivatives associated with the Leucadia Letter and Credit Agreements (as described further below).  The Letter Agreement is a component of the financing package provided by Leucadia National Corp. ("Leucadia"). On January 15, 2015, FXCM Group, LLC (“FXCM Group”) customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank ("SNB") discontinued its peg of the Swiss Franc to the Euro.  On January 16, 2015, FXCM Group entered into a financing agreement with Leucadia that permitted FXCM Group’s regulated subsidiaries to meet their regulatory capital requirements and continue normal operations after significant losses were incurred resulting from the events of January 15, 2015.

On September 1, 2016 we completed the restructuring of the financing arrangements with Leucadia (the "Leucadia Restructuring Transaction"). We amended the terms of the Amended and Restated Credit Agreement (the "Credit Agreement") and replaced the Amended and Restated Letter Agreement (the "Letter Agreement") with a new Limited Liability Company Agreement.

U.S. GAAP trading revenue from discontinued operations for the quarter ended December 31, 2016 was $8.5 million, compared to $11.3 million for the quarter ended December 31, 2015.  U.S. GAAP net loss attributable to Global Brokerage, Inc. from discontinued operations was $11.1 million for the quarter ended December 31, 2016, or $1.97 per diluted share, compared to U.S. GAAP net loss attributable to Global Brokerage, Inc. from discontinued operations of $19.3 million, or $3.54 per diluted share, for the quarter ended December 31, 2015.

U.S. GAAP trading revenue from discontinued operations for the twelve months ended December 31, 2016 was $31.1 million, compared to $71.5 million for the twelve months ended December 31, 2015.  U.S. GAAP net loss attributable to Global Brokerage, Inc. from discontinued operations was $26.0 million for the twelve months ended December 31, 2016, or $4.64 per diluted share, compared to U.S. GAAP net loss attributable to Global Brokerage, Inc. from discontinued operations of $40.3 million, or $7.93 per diluted share, for the twelve months ended December 31, 2015.

Adjusted EBITDA from continuing and discontinued operations for the quarter ended December 31, 2016 was $30.8 million, compared to $12.6 million for the quarter ended December 31, 2015.

Adjusted EBITDA from continuing and discontinued operations for the twelve months ended December 31, 2016 was $58.4 million, compared to $38.2 million for the twelve months ended December 31, 2015.

Adjusted EBITDA is a Non-GAAP financial measure. This measure does not represent and should not be considered as a substitute for net income, net income attributable to Global Brokerage, Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See "Non-GAAP Financial Measures" beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

Selected Customer Trading Metrics from Continuing Operations

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2016	2016

Total Customer Trading Volume (in Billions US$ Equivalent) - Ex FXCM US LLC	$798	$3,346
Total Customer Trading Volume (in Billions US$ Equivalent) - FXCM US LLC	$172	$722
Total Customer Trading Volume (in Billions US$ Equivalent)	$970	$4,068
Retail Active Accounts - Ex FXCM US LLC	132,456	132,456
Retail Active Accounts - FXCM US LLC	46,326	46,326
Retail Active Accounts	178,782	178,782
Trading days in period	64	259
Daily Average Trades - Customers - Ex FXCM US LLC	481,713	506,238
Daily Average Trades - Customers - FXCM US LLC	100,680	109,737
Daily Average Trades - Customers	582,394	615,976
Daily average trades per active account - Ex FXCM US LLC	3.6	3.8
Daily average trades per active account - FXCM US LLC	2.2	2.4
Daily average trades per active account	3.3	3.4
Trading revenue per million traded	$82	$68
Total customer equity ($ in millions)	$662	$662

More information, including historical results for each of the above metrics, can be found on the investor relations page of Global Brokerage, Inc.'s website ir.globalbrokerage.info.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of Global Brokerage, Inc. Global Brokerage, Inc. undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company's corporate website ir.globalbrokerage.info.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect Global Brokerage's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about Global Brokerage’s industry, business plans, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with Global Brokerage’s strategy to focus on its operations outside the United States, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on Global Brokerage's capital structure, risks associated with Global Brokerage's ability to recover all or a portion of any capital losses, risks relating to the ability of Global Brokerage to satisfy the terms and conditions of or make payments pursuant to the terms of the finance agreements with Leucadia, as well as risks associated with Global Brokerage’s obligations under its other financing agreements, risks related to Global Brokerage's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which Global Brokerage may become subject, risks associated with potential reputational damage to Global Brokerage resulting from its sale of US customer accounts, and those other risks described under "Risk Factors" in Global Brokerage’s Annual Report on Form 10-K, Global Brokerage’s latest Quarterly Report on Form 10-Q, and other reports or documents Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with Global Brokerage's Consolidated Financial Statements and the Notes thereto contained in Global Brokerage’s Annual Report on Form 10-K, Global Brokerage’s latest Quarterly Report on Form 10-Q, and in other reports or documents that Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

About Global Brokerage, Inc.

Global Brokerage, Inc. (NASDAQ:GLBR) is a publicly traded company which owns 50.1% of FXCM Group, LLC (FXCM Group).

Jaclyn Sales, 646-432-2463

Vice-President, Investor Relations

investorrelations@globalbrokerage.info

ANNEX I

Global Brokerage, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues
Trading revenue	$79,450	$65,370	$276,000	$250,042
Interest income	617	595	2,517	1,827
Brokerage interest expense	(233)	(229)	(888)	(818)
Net interest revenue	384	366	1,629	1,009
Other income	759	1,258	6,427	151,227
Total net revenues	80,593	66,994	284,056	402,278
Operating Expenses
Compensation and benefits	17,978	20,969	91,377	93,413
Referring broker fees	9,099	11,125	38,213	54,827
Advertising and marketing	5,496	4,516	20,849	14,932
Communication and technology	7,263	7,473	28,262	33,545
Trading costs, prime brokerage and clearing fees	977	1,005	3,585	3,952
General and administrative	22,164	19,202	75,790	58,436
Bad debt (recovery) expense	-	(353)	(141)	256,950
Depreciation and amortization	6,140	7,195	27,289	28,331
Goodwill impairment loss	-	-	-	9,513
Total operating expenses	69,117	71,132	285,224	553,899
Operating income (loss)	11,476	(4,138)	(1,168)	(151,621)
Other (Income) Expense
(Gain) loss on derivative liabilities — Letter & Credit Agreement	(6,402)	99,927	(206,777)	354,657
Loss on equity method investments, net	2,575	168	3,053	467
Gain on sale of investment	(37,157)	-	(37,157)	-
Interest on borrowings	15,915	22,736	77,143	126,560
Income (loss) from continuing operations before income taxes	36,545	(126,969)	162,570	(633,305)
Income tax provision (benefit)	719	(418)	777	181,198
Income (loss) from continuing operations	35,826	(126,551)	161,793	(814,503)
Loss from discontinued operations, net of tax	(64,225)	(43,379)	(117,860)	(118,294)
Net (loss) income	(28,399)	(169,930)	43,933	(932,797)
Net (loss) income attributable to non-controlling interest in Global Brokerage Holdings, LLC	(3)	(49,945)	33,408	(324,595)
Net income (loss) attributable to redeemable non-controlling interest in FXCM Group, LLC	4,073	-	(2,804)	-
Net loss attributable to other non-controlling interests	(32,110)	(15,035)	(57,314)	(54,273)
Net (loss) income attributable to Global Brokerage, Inc.	$(359)	$(104,950)	$70,643	$(553,929)

Income (loss) from continuing operations attributable to Global Brokerage, Inc.	$10,744	$(85,691)	$96,680	$(513,600)
Loss from discontinued operations attributable to Global Brokerage, Inc.	(11,103)	(19,259)	(26,037)	(40,329)
Net (loss) income attributable to Global Brokerage, Inc.	$(359)	$(104,950)	$70,643	$(553,929)

Weighted average shares of Class A common stock outstanding - Basic and Diluted	5,627	5,441	5,609	5,087

Net (loss) income per share attributable to stockholders of Class A common stock of Global Brokerage, Inc. - Basic and Diluted
Continuing operations	$1.91	$(15.75)	$17.24	$(100.96)
Discontinued operations	(1.97)	(3.54)	(4.64)	(7.93)
Net (loss) income attributable to Global Brokerage, Inc.	$(0.06)	$(19.29)	$12.60	$(108.89)

Global Brokerage, Inc.

Condensed Consolidated Statements of Financial Condition

As of December 31, 2016 and December 31, 2015

(Amounts in thousands except share data)

(Unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$200,914	$203,854
Cash and cash equivalents, held for customers	661,936	685,043
Due from brokers	3,363	3,781
Accounts receivable, net	5,236	1,636
Tax receivable	199	1,766
Assets held for sale	97,103	233,937
Total current assets	968,751	1,130,017
Deferred tax asset	330	14
Office, communication and computer equipment, net	32,815	35,891
Goodwill	23,479	28,080
Other intangible assets, net	6,285	13,782
Notes receivable	-	7,881
Other assets	7,364	11,421
Total assets	$1,039,024	$1,227,086
Liabilities, Redeemable Non-Controlling Interest and Stockholders' Deficit
Current liabilities
Customer account liabilities	$661,936	$685,043
Accounts payable and accrued expenses	55,491	38,298
Due to brokers	1,471	1,073
Other liabilities	2,629	-
Due to related parties pursuant to tax receivable agreement	-	145
Liabilities held for sale	2,325	14,510
Total current liabilities	723,852	739,069
Deferred tax liability	215	719
Senior convertible notes	161,425	154,255
Credit Agreement — Related Party	150,516	147,262
Derivative liability — Letter Agreement	-	448,458
Other liabilities	7,319	16,044
Total liabilities	1,043,327	1,505,807
Redeemable non-controlling interest	46,364	-
Stockholders’ Deficit
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 6,143,297 and 5,602,534 shares issued and outstanding as of December 31, 2016 and 2015, respectively	61	56
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 8 and 25 shares issued and outstanding as of December 31, 2016 and 2015, respectively	1	1
Additional paid-in capital	389,917	267,369
Accumulated deficit	(460,907)	(531,550)
Accumulated other comprehensive (loss) income	(2,312)	1,004
Total stockholders’ deficit, Global Brokerage, Inc.	(73,240)	(263,120)
Non-controlling interests	22,573	(15,601)
Total stockholders’ deficit	(50,667)	(278,721)
Total liabilities, redeemable non-controlling interest and stockholders’ deficit	$1,039,024	$1,227,086

NON-GAAP FINANCIAL MEASURES

In addition to financial results reported in accordance with U.S. GAAP, we have provided Adjusted EBITDA, a Non- GAAP financial measure. We believe this Non-GAAP measure, when presented in conjunction with the comparable U.S. GAAP measure, is useful to investors in better understanding our current financial performance as seen through the eyes of management and facilitates comparisons of our historical operating trends across several periods. We believe that investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in our industry that present similar measures, although the methods used by other companies in calculating Adjusted EBITDA may differ from our method, even if similar terms are used to identify such measure.

Adjusted EBITDA provides us with an understanding of the results from the primary operations of our business by excluding the effects of certain gains, losses or other charges that do not reflect the normal earnings of our core operations or that may not be indicative of our future outlook and prospects. Internally, Adjusted EBITDA is used by management for various purposes, including to evaluate our operating performance and operational strategies, as a basis for strategic planning and forecasting, and for compensation purposes.

Adjusted EBITDA does not represent and should not be considered as a substitute for net income or net income attributable to Global Brokerage, Inc., each as determined in accordance with U.S. GAAP. Adjusted EBITDA reflects the following adjustments to net income:

1. Compensation Expense/Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided within discontinued operations. Adjustments have been made to eliminate this allocation of Lucid's earnings attributable to non-controlling members. We believe that this adjustment provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income from continuing operations as reported by the Company.

2. Regulatory and Legal Costs. Adjustments have been made to eliminate certain costs or recoveries (including client reimbursements, regulatory fines and settlements from lawsuits) associated with certain regulatory and legal matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

3. SNB Costs. Adjustments have been made to eliminate certain costs/income (including the net losses associated with client debit balances, gains/losses on the derivative liabilities related to the Letter and Credit Agreements with Leucadia, costs related to the implementation of a Stockholder Rights Plan, costs related to the Leucadia Restructuring Transaction, professional costs, adjustments to the Company's tax receivable agreement contingent liability and insurance recoveries) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating these expenses.

4. Cybersecurity Incident. Adjustments have been made to eliminate certain costs/income related to investigative and other professional services, costs of communications with customers, remediation activities associated with the incident and insurance recoveries. Given the nature of these expenses, we believe it is useful to show the effects of eliminating these expenses.

5. Discontinued Operations. Adjustments have been made to eliminate the impact of goodwill impairments, gains or losses on classification as held for sale assets, gains or losses from completed asset sales and a gain related to the disposition of an equity method investment. Given the nature of these items, they are not viewed by management as activity in the ordinary course of business and we believe it is useful to show the effect of eliminating these items.

6. Provision for debt forgiveness. An adjustment has been made to eliminate the provision recorded against a notes receivable from the non-controlling members of Lucid that will not be required to be repaid and has been forgiven. Given the atypical nature of this expense for us, we believe it is useful to show the effect of eliminating this expense.

7. Impairment of equity method investments. An adjustment has been made to the equity interest in two developers of FX software which are accounted for using the equity method. Given the nature of this expense, it is not viewed by management as an expense incurred in the ordinary course of business and we believe it is useful to show the effects of eliminating this expense.

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Three Months Ended December 31,
	2016			2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net income (loss)	$35,826	$(64,225)	$(28,399)	$(126,551)	$(43,379)	$(169,930)
Adjustments:
Net Revenues(1)	-	-	-	145	-	145
Allocation of net income to Lucid members for services provided(2)	-	(750)	(750)	-	(1,852)	(1,852)
General and administrative(3)	8,688	-	8,688	7,313	1,453	8,766
Bad debt recovery(4)	-	-	-	(353)	-	(353)
Loss on equity method investments, net(5)	2,575	-	2,575	-	-	-
Depreciation and amortization	6,140	-	6,140	7,195	-	7,195
Loss on classification as held for sale	-	69,419	69,419	-	38,840	38,840
(Gain) loss on derivative liabilities - Letter & Credit Agreement	(6,402)	-	(6,402)	99,927	-	99,927
Interest on borrowings	15,915	-	15,915	22,736	-	22,736
Income tax provision (benefit)	719	54	773	(418)	443	25
(Gain) loss on completed dispositions	(37,157)	-	(37,157)	-	7,114	7,114
Total adjustments	(9,522)	68,723	59,201	136,545	45,998	182,543
Adjusted EBITDA	$26,304	$4,498	$30,802	$9,994	$2,619	$12,613

(1) Represents the $0.1 million charge in Q4 2015 for expected tax receivable payments.

(2) Represents the elimination of the 49.9% of Lucid's earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(3) Represents a CFTC regulatory fine of $7.0 million and $2.1 million of professional fees, partially offset by $0.4 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event included in continuing operations for the three months ended December 31, 2016. For the three months ended December 31, 2015, represents the elimination of a $6.8 million reserve recorded against an uncollected broker receivable, $0.8 million of legal fees resulting from the January 15, 2015 SNB event and other professional fees, $0.5 million of costs related to the cyber incident and a recovery of $0.8 million related to a settlement of a lawsuit, all recorded in continuing operations for Q4 2015, and a $1.5 million reserve for restitution related to pre-August 2010 trade execution practices recorded in discontinued operations in Q4 2015.

(4) Represents a recovery against the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

(5) Represents $2.6 million of impairments taken on equity method investments in the three months ended December 31, 2016.

(Unaudited)	Reconciliation of U.S. GAAP Net Income (Loss) to Adjusted EBITDA
	Twelve Months Ended December 31,
	2016			2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net income (loss)	$161,793	$(117,860)	$43,933	$(814,503)	$(118,294)	$(932,797)
Adjustments:						-
Net Revenues(1)	44	-	44	(145,079)	-	(145,079)
Allocation of net income to Lucid members for services provided(2)	-	3,029	3,029	-	5,064	5,064
General and administrative(3)	21,265	513	21,778	11,654	1,453	13,107
Bad debt (recovery) expense(4)	(141)	-	(141)	256,950	8,408	265,358
Loss (gain) on equity method investments, net(5)	2,575	(679)	1,896	-	-	-
Depreciation and amortization	27,289	-	27,289	28,331	12,359	40,690
Goodwill impairment and loss on classification as held for sale	-	126,511	126,511	9,513	121,525	131,038
(Gain) loss on derivative liabilities - Letter & Credit Agreement	(206,777)	-	(206,777)	354,657	-	354,657
Interest on borrowings	77,143	-	77,143	126,560	-	126,560
Income tax provision	777	54	831	181,198	5,764	186,962
Gain on completed dispositions	(37,157)	-	(37,157)	-	(7,313)	(7,313)
Total adjustments	(114,982)	129,428	14,446	823,784	147,260	971,044
Adjusted EBITDA	$46,811	$11,568	$58,379	$9,281	$28,966	$38,247

(1) Represents a $0.1 million charge in the twelve months ended December 31, 2016 for tax receivable agreement payments and the elimination of a $145.1 million noncash benefit in the twelve months ended December 31, 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero.

(2) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes included in discontinued operations.

(3) Represents the provision for debt forgiveness of $8.2 million against the notes receivable from the non-controlling members of Lucid, a CFTC regulatory fine of $7.0 million and $7.4 million of professional fees, including fees related to the Leucadia Restructuring Transaction and the Stockholder Rights Plan, partially offset by $1.4 million of insurance recoveries to reimburse for costs incurred related to the January 15, 2015 SNB event and the cybersecurity incident, which is included in continuing operations in the twelve months ended December 31, 2016, and expense of $0.5 million included in discontinued operations in the twelve months ended December 31, 2016 related to pre-August 2010 trade execution practices and other regulatory fees and fines. For the twelve months ended December 31, 2015, represents the elimination of a $6.8 million reserve recorded against an uncollected broker receivable, $4.9 million of legal fees resulting from the January 15, 2015 SNB event and other professional fees, including the elimination of the expense related to the Stockholders Rights Plan,  $0.7 million of costs related to the cyber incident and a recovery of $0.8 million related to a settlement of a lawsuit, all recorded in continuing operations in the twelve months ended December 31, 2015, and a $1.5 million reserve for restitution related to pre-August 2010 trade execution practices recorded in discontinued operations in the twelve months ended December 31, 2015.

(4) Represents the net bad debt (recovery) expense related to client debit balances associated with the January 15, 2015 SNB event.

(5) Represents $2.6 million of impairments taken on equity method investments in the twelve months ended December 31, 2016 included in continuing operations and a $0.7 million gain on the disposition of an equity method investment related to V3 in the twelve months ended December 31, 2016 included in discontinued operations.

Schedule of Cash and Cash Equivalents and Due to/from Brokers

(Unaudited)	December 31, 2016			December 31, 2015
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Cash & Cash Equivalents	$200,914	$9,378	$210,292	$203,854	$10,786	$214,640
Due From Brokers	3,363	14,090	17,453	3,781	22,234	26,015
Due to Brokers	(1,471)	(45)	(1,516)	(1,073)	-	(1,073)
Operating Cash	$202,806	$23,423	$226,229	$206,562	$33,020	$239,582